Sub-Item 77C: Submission of matters to a vote of security holders

Shareholder Meeting Results (Unaudited)

The following proposals were addressed and approved during the period. *indicates that the proposal was addressed at a special meeting of shareholders held on June 26, 2007.  **indicates that the proposal was addressed at a subsequent adjourned special meeting of shareholders held on July 24, 2007.

Proposal to approve a sub-advisory agreement between HIFSCO, the investment manager of The Hartford Equity Growth Allocation Fund, and Hartford Investment Management Company (“Hartford Investment Management”), an affiliate of HIFSCO, pursuant to which Hartford Investment Management will serve as the sub-advisor to The Hartford Equity Growth Allocation Fund and manage such Fund’s assets.

Fund Name
For
Against
Abstain
The Hartford Equity Growth Allocation Fund**
8,757,899.842
120,451.328
359,965.547

Proposal to approve a sub-advisory agreement between HIFSCO, the investment manager of The Hartford Growth Allocation Fund, and Hartford Investment Management, an affiliate of HIFSCO, pursuant to which Hartford Investment Management will serve as the sub-adviser to The Hartford Growth Allocation Fund and manage such Fund’s assets.

Fund Name
For
Against
Abstain
The Hartford Growth Allocation Fund**
28,380,387.456
530,895.996
1,303,477.833

Proposal to approve a sub-advisory agreement between HIFSCO, the investment manager of The Hartford Balanced Allocation Fund, and Hartford Investment Management, an affiliate of HIFSCO, pursuant to which Hartford Investment Management will serve as the sub-adviser to The Hartford Balanced Allocation Fund and manage such Fund’s assets.

Fund Name
For
Against
Abstain
The Hartford Balanced Allocation Fund*
33,439,194.182
680,663.464
1,383,864.265

Proposal to approve a sub-advisory agreement between HIFSCO, the investment manager of The Hartford Conservative Allocation Fund, and Hartford Investment Management, an affiliate of HIFSCO, pursuant to which Hartford Investment Management will serve as the sub-adviser to The Hartford Conservative Allocation Fund and manage such Fund’s assets.

Fund Name
For
Against
Abstain
The Hartford Conservative Allocation Fund*
7,630,549.848
159,361.635
338,249.461

Proposal to approve a sub-advisory agreement between HIFSCO, the investment manager of The Hartford Income Allocation Fund, and Hartford Investment Management, an affiliate of HIFSCO, pursuant to which Hartford Investment Management will serve as the sub-adviser to The Hartford Income Allocation Fund and manage such Fund’s assets.

Fund Name
For
Against
Abstain
The Hartford Income Allocation Fund*
2,279,144.929
24,483.966
70,246.378